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                                                                      EXHIBIT 11

                     EAGLE BANCSHARES, INC. AND SUBSIDIARIES

Statement re:     Computation of per share earnings

In the calculation of basic and diluted earnings per share, net income is identical. Below is a reconciliation for the three-month periods ended December 31, 1999 and 1998, of the difference between average basic common shares outstanding and average diluted common shares outstanding.

COMPUTATION OF PER SHARE EARNINGS

                                                                      THREE MONTHS ENDED
(dollars in thousands except per share data)                  DECEMBER 31, 1999       December 31, 1998
                                                              ------------------------------------------
Basic

Net income                                                           $2,343                  $2,473
                                                              ------------------------------------------

Average common shares                                                 5,546                   5,719
                                                              ------------------------------------------

Earnings per common share - basic                                    $ 0.42                  $ 0.43
                                                              ------------------------------------------

Diluted

Net income                                                           $2,343                  $2,473
                                                              ------------------------------------------

Average common shares - basic                                         5,546                   5,719
Incremental shares outstanding                                           72                     119
Average common shares - diluted                                       5,618                   5,838
                                                              ------------------------------------------

Earnings per common share - diluted                                  $ 0.42                  $ 0.42
                                                              ------------------------------------------

Below is a reconciliation for the nine-month periods ended December 31, 1999 and 1998, of the difference between average basic common shares outstanding and average diluted common shares outstanding.

(dollars in thousands except per share data)                   NINE MONTHS ENDED
                                                     DECEMBER 31, 1999        December 31, 1998
                                                     -------------------------------------------
Basic

Net income                                                  $7,031                   $7,924
                                                     -------------------------------------------

Average common shares                                        5,565                    5,761
                                                     -------------------------------------------

Earnings per common share - basic                           $ 1.26                   $ 1.38
                                                     -------------------------------------------

Diluted

Net income                                                  $7,031                   $7,924
                                                     -------------------------------------------

Average common shares - basic                                5,565                    5,761
Incremental shares outstanding                                  91                      167
Average common shares - diluted                              5,656                    5,928
                                                     -------------------------------------------

Earnings per common share - diluted                         $ 1.24                   $1 .34
                                                     -------------------------------------------


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